EXHIBIT 10.43
COMMERCIAL
LEASE AGREEMENT
     THIS AGREEMENT, made and executed this 1st day of September, 2004, by and between Harry C. Attick, Sr. and Lucille M. Attick, hereinafter called the Landlord, and HazTrain, Inc., hereafter called the Tenant.
     WITNESSETH, that Landlord has agreed to, and does hereby lease unto Tenant the premises known as Units 1 and 2 (Office and adjoining warehouse space) 10485 Theodore Green Blvd., White Plains, MD 20695 for the term of Three (3) years, commencing on the 1st day of September, 2004 and fully ending at midnight on the 31st day of August, 2007 at and for the total rental of One hundred fifteen thousand six hundred seventy three dollars & 4/100 payable in monthly installments of Three thousand two hundred thirteen dollars & 14/100 the first installment payable on September 1, 2004 and the remaining installments payable in advance on the First day of each ensuing month beginning September 1, 2004 to September 1, 2007.
     TENANT takes and holds the said premises as Tenant for the term and subject to the conditions as herein provided, at the rent payable as aforesaid, and the said Tenant will, without previous demand, pay the rent specified at the time, place and in the manner herein provided.
     1. POSSESSION. Tenant will, and does hereby, take and hold said premises as a Tenant for the term above named; but the same is subject to delivery of possession by any occupant, and in the case of newly constructed or repaired premises, is subject to completion of construction or repairs. If Landlord is unable to give possession of the Premises on the Commencement Date of the term of this Lease by reason of holding over of any tenant or because construction, repairs or improvements being made or to be made by Landlord are not substantially completed, rent shall abate for the period that possession by Tenant is delayed unless Tenant caused (in whole or in part) such delay in which case rent shall not abate, but under no circumstances shall Landlord be responsible for direct or consequential damages because of its inability to furnish possession to Tenant by any particular date. Should Tenant occupy the Premises prior to the Commencement Date of this Lease, with such early occupancy being in all respects fully approved in writing by Landlord, all terms of this Lease shall then commence and the term of this Lease and the Rental provided herein shall go into effect (being prorated if necessary on an actual daily basis for the first month if the Commencement Date is other than the first day of a calendar month). It is mutually agreed that the Commencement Date of the term under such early occupancy shall be the date Tenant takes occupancy of the Premises and the Termination Date stated above shall remain in effect.
     2. RENT PAYMENTS. Tenant will pay said rent in advance, without demand or deduction, on the First day of each month at The office of C.H. Attick Electric or such other place as Landlord may designate in writing. The rent shall, at the end of each lease year, be increased in direct proportion to any increase in the Consumer Price Index. (All Urban Consumers — C.P.I.U.), as published by the United States Department of Labor, using the Index during the first month of occupancy as the base month as it relates to the first month of each succeeding year of the lease. In the event the index is discontinued, a new index will be chosen by arbitration in accordance with the rules and regulations of the American Arbitration Association. If rent is not paid within Ten days of the due date, additional rent of 5% of said payment shall also become due and payable. In the event a rent check is returned for insufficient funds, the Tenant agrees to pay as additional rent the sum of $100.00.
     3. SECURITY DEPOSIT. The sum of $________________ shall be paid by Tenant to ______________________________________ at time of execution of this lease to be held as security for the payment of rent hereunder and the full and faithful performance of all the terms, covenants and conditions of this lease to be performed by Tenant.
     4. UTILITY CHARGES. Tenant will pay all utility charges including, without limitation, water and/or sewer charges, oil, telephone, gas, and electric bills, if any, and other charges provided for herein as the same become due. The Tenants responsibilities for utilities are defined as those both metered directly to Tenant and those prorated for the proportionate share of square feet leased to the Tenant by the Landlord.
     5. Intentionally Omitted.
     6. USE OF PREMISES. Tenant will use said premises actively and continuously for the full term hereof for Office and warehouse storage of non-hazardous materials.
     7. DISORDERLY OR UNLAWFUL USE. Tenant will not use, nor permit said premises or any part thereof to be used, for any disorderly or unlawful purpose.
     8. TRANSFER, ASSIGN, OR SUBLET. Tenant will not transfer or assign this Lease, nor let nor sublet the whole or any part of said premises without the prior written consent of the Landlord, which consent may be withheld in the sole and absolute discretion of the Landlord. If Tenant is a corporation or partnership, and if at any time during the term of the Lease the person or persons which, on the date of this Lease, own or owns a majority of such corporation’s shares or the general partner’s interest, voluntarily or by operation of law transfers control and/or ownership of such shares or general partner’s interest or any portions thereof as the case may be (except as the result of transfers by gift or inheritance), any such event shall be deemed to be an assignment of this Lease as to which event Landlord’s prior written consent shall have been required, and in case of any such event Tenant shall so notify Landlord and Landlord shall have the right, at its option, to terminate this Lease by notice to tenant given within thirty (30) days thereafter.
     9. CARE OF PREMISES AND SURRENDER. Tenant will keep said premises in good order and condition, and surrender same at expiration of the term herein in the same order in which premises was received, usual wear and tear and damage by fire, storm and public enemies only excepted. Upon surrender of the premises, Tenant shall have removed all rubbish, advertisements and signs from interior, exterior and show windows thereof, and on failure to do so authorize Landlord to forthwith remove the same at Tenant’s expense.
     10. SIDEWALK MAINTENANCE. Tenant will keep the sidewalks immediately abutting said premises free from obstructions of all nature, properly swept and snow and ice removed therefrom.

     11. TRASH DISPOSAL. Tenant, at its expense, shall be responsible for his trash removal only.
     12. INSURANCE.
          A. Liability Insurance.
               (i) Tenant shall provide and maintain a comprehensive liability insurance policy with respect to the premises naming Landlord as additional insured. The insurance policy shall protect the Landlord, its managing agent, and the Tenant against any liability which arises from any occurrence on the premises or any appurtenance of the premises over which the Tenant has control.
               (ii) The policy is to be written by a carrier satisfactory to Landlord. The coverage shall be a minimum of $1,000,000.00 for injury to persons and property.
               (iii) The Landlord may require an increase in coverage during the term of the Lease so long as such increase is reasonable.
               (iv) Tenant shall carry fire, vandalism and malicious mischief insurance covering all Tenants improvements, stock in trade, fixtures, furniture, furnishings, removable floor coverings, trade equipment, signs and all other leasehold improvements made by the Tenant to the premises to the extent of one hundred percent (100%) of its full insurable value and replacement costs without deduction or depreciation. In the event of casualty loss hereunder, the proceeds of such policy shall be applied solely to the replacement, restoration and refurbishment of such damaged items.
          B. General Insurance Provisions.
               (i) On or before Tenant enters the Premises for any reason, and again before any insurance policy shall expire, Tenant shall deliver to Landlord the policy or renewal thereof, as the case may be, together with evidence of payment of applicable premiums. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the premises and other locations of Tenant. If Tenant includes the premises in blanket coverage, Tenant may deliver to Landlord a duplicate original of the blanket insurance policy.
               (ii) If Tenant fails to comply with any of the insurance requirements stated in this Lease, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord as additional rent the premium cost thereof upon demand.
     13. FIRE AND CASUALTY DAMAGE. IT IS FURTHER UNDERSTOOD AND AGREED, that if said premises or any part thereof, shall at any time be destroyed by fire (or other unavoidable casualty) as to be unfit for occupancy or use, then the rents herein reserved, or a fair and just proportion thereof, according to the area of the lease premises which is unusable by Tenant, and the nature and extent of the damage sustained, shall until the said premises have been rebuilt or restored and made fit for occupancy or use, be suspended and cease to be payable, or these presents shall, at the election of either party, thereby be determined and ended, provided, however, that in the event of partial damage to the demised premises from fire or other casualty not involving the repair or reconstruction of a substantial portion thereof, the Landlord shall promptly restore same to such condition as will permit Tenant to use and occupy said premises for the purpose herein set forth. Provided however, any obligation of Landlord hereunder shall be limited to the basic building and interior work originally installed by Landlord. Landlord shall commence such repairs or restoration with reasonable diligence after notice thereof and after a reasonable period of time for Landlord to adjust Landlord’s insurance claims, and shall prosecute same in an expeditious manner.
     14. REPAIR OF PREMISES AND LANDLORD ACCESS. Tenant will make, at Tenant’s own expense, any and all repairs to the premises hereby leased during the term of the Lease except Landlord shall, without expense to Tenant, maintain and make all necessary repairs to the foundations, load bearing walls, roof, gutter, downspouts, water mains, gas and sewage lines, sidewalks, private roadways, parking areas, and loading docks, if any, on or appurtenant to the leased premises unless the said repairs are the result of negligence of Tenant or his agents. Tenant will allow Landlord or his Agent access to said premises at any and all reasonable times for the purpose of inspection, or in the event of fire or other property damage, or for the purpose of making any repairs Landlord considers necessary or desirable, and will permit Landlord’s Agent to place a sign on the premises during the last three (3) months of this Lease offering the property for sale or lease.
     15. HEAT, HOT WATER, AIR CONDITIONING AND ALTERATIONS. Tenant will furnish heat, hot water and air conditioning, if desired, at Tenant’s cost and expense during the term of this agreement or any renewals or extensions thereof. The Tenant shall make all repairs and improvements to the interior of said premises as the same become necessary or are required, including air conditioning system, heating plant, pipes, radiators, ducts or plumbing fixtures. Tenant will repair or replace any other damage caused to the demised premises by Tenant negligence, or the negligence of the Tenant’s servants or employees, or any damage to the premises or the fixtures therein caused by improper use or caused by failing to give them the proper service. Tenant may, at his own expense, either at the commencement of or during the term of this Lease, make such alterations in and/or additions to the leased premises including, without prejudice to the generality of the foregoing, alterations in the water, gas, and electric wiring systems, as may be necessary to fit the same for Tenant’s business, upon first obtaining the written approval of Landlord as to the materials to be used and the manner of making such alterations and/or additions, which approval will not be unreasonable withheld. Tenant may also, at Tenant’s own expense, install such counters, racks, shelving, fixtures, fittings, machinery and equipment upon or within the leased premises as Tenant may consider necessary for the conduct of Tenant’s business. At any time prior to the expiration or earlier termination of this lease, Tenant shall remove any or all such alterations, additions or installations in such a manner as will not substantially injure the leased premises. At the termination of this Lease, Tenant shall restore the premises to the same conditions as existed prior to the making of such alteration, addition or installation, ordinary wear and tear, damage or destruction by fire, flood, storm, civil commotion or other unavoidable cause excepted. All alterations, additions, or installations not so removed by Tenant at the Landlord’s option shall become the property of Landlord without liability on Landlord’s part to pay for the same.

     16. SIGNS. Tenant will not erect or place any signs upon the windows, doors or outside walls of said premises or make any alterations or additions to the demised premises without the prior written consent of the Landlord’s, which consent will not be unreasonably withheld.
     17. COMPLIANCE WITH GOVERNMENTAL AUTHORITY. Tenant will, at Tenant’s cost, promptly comply with and carry out all orders, requirements, or conditions now or hereafter imposed upon Tenant by the Ordinance, Laws and/or Regulations of the Federal Government, State, Municipality (incorporated or unincorporated) or County, in which said premises are located, or by any of its various departments whether required of Landlord of otherwise, to be done or performed during the term of this agreement, insofar as they are occasioned by or required in the conduct of the business of Tenant, or in the Tenant’s use and occupancy of said premises for the purpose permitted.
     18. EMINENT DOMAIN AND CONDEMNATION. In the event eminent domain proceedings shall be instituted against the leased premises, Tenant will make no claim for compensation in the proceedings, and agrees that Tenant’s Lease shall terminate when title to the leased premises is taken by the condemning authority, provided the rental is abated from such date. If the whole or any part of the leased premises shall be taken by any competent public authority under the power of eminent domain, then the term of the Lease shall cease as to the part so taken from the date that possession of that part shall be acquired for any public purpose and the rent shall be paid up to that date. If the whole or any such portion of the leased premises is taken so as to reasonable destroy the usefulness of the premises for the purpose for which same were leased, then the Tenant shall have the right to terminate this Lease within forty-five (45) days after possession is taken for such public purpose. In the event, however that only a portion of the premises is taken and the position so taken does not reasonable destroy the usefulness of the premises for the purpose for which the same were leased, or if the Tenant shall not elect to terminate this Lease if the usefulness of the premises is reasonable destroyed as stated in the preceding sentence, then the rent shall be reduced in proportion to the area of the premises taken in relation to the total area of the premises leased. The taking of a 20% or less of parking spaces shall not be considered as any taking of the “leased premises” referred to in this paragraph. Any dispute resulting from the determination of the fair reduction in rental shall be settled by arbitration under the rules of the American Arbitration Association. All proceeds from any condemnation shall belong to and be the property of the Landlord.
     19. LEASE SUBORDINATION. This Lease is subject and subordinate to the lien of any mortgage, ground rent, or deed of trust encumbrance or encumbrances now or at any time hereafter placed upon the said premises, and the Tenant does hereby agree to execute, acknowledge and record any and all instruments including Estoppel certificates (within five (5) business days) to effect such subordination which the Landlord may request or require. Tenant irrevocably appoints Landlord, his successors and assigns, his attorney-in-fact to execute any and all such instruments on his behalf.
     20. TENANT OBLIGATIONS. Should Tenant fail to perform any of the duties hereunder, Landlord may cause the same to be performed and paid for. Payment of such sums, or expenses or prosecuting or defending any matter or action, by reason of Tenant default in any way, shall be deemed additional rent and due from Tenant to Landlord on the first day of the month following billing for said charges incurred.

     21. LEGAL PROCEEDINGS. In the event legal proceedings are instituted against Tenant by the Landlord to enforce any provisions of this Lease, then Tenant agrees to pay as additional rent all court costs instant to such proceedings, together with a reasonable attorney’s fee and both parties hereby agree to waive the right of trial by jury.
     22. NOTICE TO QUIT. If Tenant shall fail to pay said rent in advance as aforesaid, although there should have been no legal or formal demand made, or break or violate any of the within covenants, conditions or agreements, then and in any of such events, this Lease and all things herein contained shall, at the option of the Landlord cease and determine and shall operate as a Notice to Quit, the thirty (30) days’ written Notice to Quit being hereby expressly waived, and Landlord may proceed to recover possession of said premises under and by virtue of the provisions of the Code of Law for the State of Maryland, by such legal process as may at the time be in operation and force in like cases relating to proceedings between Landlords and Tenants. In the event that the Landlord shall resume possession of the premises, Landlord may re-lease the same, at the best rent that can be obtained, for the remainder of the term, for the account of the Tenant, who shall make good any deficiency. Such rent applied first to payment of Landlord’s expenses incurred in recovering possession of said premises and re-letting same, second to costs and expenses incurred by Landlord in making necessary repairs or in curing any default on the part of the Tenant in any covenant or conditions herein, and lastly to any rent due hereunder.
     23. WAIVER OF COVENANT. IF PROCEEDINGS, shall at any time he instituted as aforesaid and compromise of settlement shall be effected either before or after judgment whereby Tenant shall be permitted to retain possession of said premises then such proceedings shall not constitute a waiver of any covenant, condition or agreement contained herein or of any subsequent breach of this agreement.
     24. BANKRUPTCY AND ASSIGNMENT. IT IS FURTHER UNDERSTOOD AND AGREED, that in the event Tenant is adjudicated a bankrupt or makes an assignment for the benefit of Tenant’s creditors, this agreement shall, at the option of Landlord, cease and determine and said premises shall be surrendered to Landlord, who hereby reserves the right, in either of said events, to forthwith re-enter and repossess said premises.
     25. EXPIRATION OF LEASE. In the event Tenant remains in possession of the premises after the expiration of the term of the Lease, and without the execution of a new Lease, Tenant at the option of the Landlord, shall be deemed to be occupying the premises as a Tenant from month to month at 150% of the base rental due for the last calendar month during the term of the Lease and shall be subject to all other provisions or obligations of the lease that are applicable to a month-to-month tenancy. The holding over period may be cancelled by the Landlord upon thirty (30) days written notice to the Tenant.
     26. WAIVER OF BREACH OF COVENANT. IT IS FURTHER UNDERSTOOD AND AGREED, that the covenants, conditions and agreements contained in the within Lease to be performed by the respective parties, are binding on, and may be legally enforced by, the said parties, their heirs, executors, administrators, successors and assigns, respectively, and that no waiver of any breach of any covenant hereof shall be construed to be a waiver of the covenant itself or of any subsequent breach thereof, or of this agreement.

     27. TAXES. Tenant shall pay to Landlord, as additional rent, annually, any increase in the real estate taxes payable by Landlord over and above those payable for the tax period ending June 30, 2004. A tax bill shall be sufficient evidence of the amount of taxes so imposed, and shall include any increases, whether it be an increase in the rate, or a new tax and/or reassessment of the property or for any other reason. Such amount shall be paid within ten (10) days after it shall have been demanded by Landlord, and it shall be collectable as part of the rental. In the event the tax bill includes adjacent facilities, then the tax shall be prorated, the Tenant being responsible for his prorata share of such bill. Landlord shall compute same and forward the amount along to Tenant with a copy of the total tax bill.
     28. RENEWAL OPTION. Tenant shall have the right to extend this Lease for an additional period of Three (3) years at the end of the initial term, by giving written notice at least Sixty (60) days advance of the end of the original Lease term, of Tenant’s intention to so renew. The rent for the option period shall be as follows: The continuation of base rent plus CPI increase as per paragraph 2.
     29. LANDLORD’S RIGHT TO CURE TENANT’S DEFAULTS. Should the Tenant default in performance of any of the terms, covenants or agreements herein provided including but without limitation to payment of real estate taxes, insurance premiums, utilities charges, failure to discharge forthwith a mechanics’ lien filed by contractors of Tenant, repairs to the premises or in any other respect whatsoever, or should Landlord incur any charge, expense or attorney’s fees as a result of the breach by Tenant of any of the terms of this Lease, Landlord shall have the right to cure any such defaults or incur any such expense and shall charge said expenditures made by it as additional rent, and Tenant agrees to forthwith pay such additional rent to Landlord. Should Tenant fail to pay such sums forthwith after demand therefor, Landlord shall be entitled to all of the remedies herein provided with respect to the collection of such charges as in the case of nonpayment of rent.
     30. CAPTIONS. The captions appearing in the Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any paragraph or section of this Lease or any way affect this Lease.
     31. FINAL AGREEMENT. THIS LEASE contains the entire and final agreement by and between the parties hereto, and the parties shall not be bound by any statements, conditions, representations, inducements, or warranties, oral or written, not herein contained.
     32. PROPERTY DATA AND ADDRESS OF PARTIES. The following are attached hereto and made a part hereof: ___PLANS AND SPECIFICATIONS ___SITE PLAN ___FLOOR PLAN ___RECORD PLAT ___OTHER
     33. ADDITIONAL PROVISIONS.
          a. Tenant shall be entitled to fifteen (15) employee parking spaces plus parking for five (5) company trucks.
          b. Tenant shall be granted permission to remove Landlord’s sign on the front of the building and replace same with a sign for his own company.

          c. Tenant shall be granted first right of refusal to lease additional space in Landlord’s building should space become available and placed on the market.
          d. During the term of the first Lease the Tenant has an opportunity to purchase the building and property at a fair market value to be determined by the Owners and the Tenant.
          e. In the event the building is sold, C.H. Attick Electric has an option to rent the third bay and back lot for a period of two (2) years, with an option of an additional two (2) years.
          f. This Lease Agreement is based upon all credit reports showing satisfactory ratings.
     All notices required to be given shall be in writing and mailed or delivered to the following address:

TO LANDLORD:	10485 Theodore Green Blvd.
Suite 3
White Plains, MD 20695

TO TENANT:	10485 Theodore Green Blvd.
Suite 1
White Plains, MD 20695
     IN WITNESS WHEREOF the said parties have hereunto signed their names and affixed their seals this 1st day of September, 2004,

LANDLORD

/s/ Lari Mead	/s/ Lucille Attick

Witness

TENANT

/s/ Lari Mead	/s/ Timothy Czysz

Witness